UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                 June 16, 2006
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 16, 2006, The Lincoln National Life Insurance Company (“LNL”) entered into an Amendment to Lease and related documents to extend its Lease and Agreement for its offices in Fort Wayne, Indiana. The original lease was dated August 1, 1984, and its primary term ends on August 31, 2009. The amendment extends the term to August 31, 2019. The bi-annual rental payments through August 31, 2009 are $7.9 million. Beginning on September 1, 2009, the bi-annual rental payments will decline to $2.1 million through the end of the new contract term. There are four five-year extension terms, the rental for which will be determined by the change in the Consumer Price Index, with a range of $2.1 million to $3.6 million. The lease covers 791,000 square feet. The lessor is Trona Cogeneration Corporation, which is a wholly-owned subsidiary of DaimlerChrysler Financial Services America LLC. LNL’s parent, Lincoln National Corporation (“LNC”), also affirmed its guaranty of all terms of the Lease and Agreement as extended. The original Lease and Agreement was filed as Exhibit 10(n) to LNC’s Form 10-K (File No. 1-6028) for the year ended December 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION
By	/s/Douglas N. Miller
Name:	Douglas N. Miller
Title:	Vice President, Controller and
Chief Accounting Officer

Date: June 22, 2006